SECRETARY’S CERTIFICATE
RIVERSOURCE LIFE INSURANCE COMPANY
Effective as of December 8, 2006, the Board of Directors of RiverSource Life Insurance Company, by unanimous written consent, approved the following resolutions, which remain in full force and effect:
     RESOLVED, that the proper officers of the Company are hereby authorized and directed to establish such subaccounts, variable accounts and/or investment divisions within newly-designated separate accounts as they determine to be appropriate; and
     RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed, as they determine to be appropriate and in accordance with applicable laws and regulations, to establish additional subaccounts, variable accounts and/or investment divisions within the newly-designated separate accounts or to remove, consolidate or otherwise modify the subaccounts, variable accounts and/or investment divisions within the newly-designated separate accounts.
As Executive Vice President — Annuities of RiverSource Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 560 additional subaccounts within the separate account that will invest in the following funds:

24	subaccounts investing in	AllianceBernstein VPS Dynamic Asset Allocation Portfolio (Class B)

24	subaccounts investing in	ALPS/Alerian Energy Infrastructure Portfolio: Class III

24	subaccounts investing in	Columbia Variable Portfolio — Commodity Strategy Fund (Class 2)

24	subaccounts investing in	Columbia Variable Portfolio — Contrarian Core Fund (Class 2)

24	subaccounts investing in	Columbia Variable Portfolio — Core Bond Fund (Class 2)

24	subaccounts investing in	Columbia Variable Portfolio — Emerging Markets Bond Fund (Class 2)

18	subaccounts investing in	Columbia Variable Portfolio — Managed Volatility Conservative Fund (Class 2)

18	subaccounts investing in	Columbia Variable Portfolio — Managed Volatility Conservative Growth Fund (Class 2)

18	subaccounts investing in	Columbia Variable Portfolio — Managed Volatility Growth Fund (Class 2)

2	subaccounts investing in	Columbia Variable Portfolio — Managed Volatility Moderate Growth Fund (Class 2)

24	subaccounts investing in	Fidelity® VIP Strategic Income Portfolio Service Class 2

24	subaccounts investing in	FTVIPT Franklin Income Securities Fund — Class 2

24	subaccounts investing in	FTVIPT Templeton Global Bond Securities Fund — Class 2

24	subaccounts investing in	Invesco V.I. Balanced-Risk Allocation Fund, Series II Shares

24	subaccounts investing in	Ivy Funds VIP Asset Strategy

24	subaccounts investing in	Janus Aspen Series Flexible Bond Portfolio: Service Shares

24	subaccounts investing in	Lazard Retirement Multi-Asset Targeted Volatility Portfolio — Service Shares

24	subaccounts investing in	Oppenheimer Global Strategic Income Fund/VA, Service Shares

24	subaccounts investing in	PIMCO VIT All Asset Portfolio, Advisor Class

24	subaccounts investing in	Van Eck VIP Global Gold Fund (Class S Shares)

24	subaccounts investing in	Variable Portfolio — AQR Managed Futures Strategy Fund (Class 2)

24	subaccounts investing in	Variable Portfolio — Eaton Vance Global Macro Advantage Fund (Class 2)

24	subaccounts investing in	Variable Portfolio — Goldman Sachs Commodity Strategy Fund (Class 2)

24	subaccounts investing in	Variable Portfolio — Pyrford International Equity Fund (Class 2)

24	subaccounts investing in	Western Asset Variable Global High Yield Bond Portfolio — Class II
In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of RiverSource Life Insurance Company, the Unit Investment Trust comprised of RiverSource Variable Account 10 is hereby reconstituted.

Received by the Assistant Secretary:

/s/ Gumer C. Alvero	/s/ Dixie Carroll
Gumer C. Alvero	Dixie Carroll
Date: April 12, 2013

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